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    Form of Certificate for Shares of Series D Convertible Preferred Stock

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NUMBER                                                                    SHARES


               SERIES D CONVERTIBLE PREFERRED STOCK, NO PAR VALUE

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                 CD Radio Inc.


              Common Stock 200,000,000 Shares, Par Value $.001 Each
                       Preferred Stock 50,000,000 Shares


This Certifies that ____________________________________________ is the owner of

________________________________________________________________________________
               fully paid and non-assessable Shares, no par value,
                 of the Series D Convertible Preferred Stock of

                                 CD Radio Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


         Witness the seal of the Corporation and the signatures of its duly authorized officers.

         Dated
               ------------------------------

               ------------------------------     ------------------------------
                          Secretary Treasurer           President Vice-President


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For Value Received, ____________________________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
represented by the within Certificate and does hereby irrevocably constitute and appoint ________________________________________________________________________

________________________________________________________________________Attorney
to transfer the said Shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated ___________________  19___

                                         _______________________________________

In Presence of ________________________________


NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.


Certificate No.   C
                -----
For _____ Shares      From Whom Transferred      Received Certificate No. ____


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